                                   EXHIBIT 21

                              NORDSON CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT

The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant's consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized.

        JURISDICTION
      OF INCORPORATION                                 NAME
      ----------------                                 ----
INTERNATIONAL:
Australia                     Nordson Australia Pty. Limited
Austria                       Nordson GmbH
Belgium                       Nordson Benelux S.A./N.V.
Brazil                        Nordson do Brasil Industria e Comercio Ltda.
Canada                        Nordson Canada Limited
China                         Nordson (China) Co. Ltd.
Colombia                      Nordson Andina Limitada
Czech Republic                Nordson CS, spol.s.r.o.
Finland                       Nordson Finland Oy
France                        Nordson France S.A.
France                        Dosage 2000(1)
Germany                       Nordson Deutschland GmbH(2)
Germany                       Nordson Engineering GmbH
Hong Kong                     Nordson Application Equipment, Inc.
India                         Nordson India Private Limited
Italy                         Nordson Italia S.p.A.
Japan                         Nordson K.K.
Japan                         Nordson Asymtek K.K.
Malaysia                      Nordson (Malaysia) Sdn. Bhd.
Mexico                        Nordson de Mexico, S.A. de C.V.
The Netherlands               Nordson Benelux B.V.
The Netherlands               Nordson European Distribution B.V.
The Netherlands               Nordson B.V.
Norway                        Nordson Norge A/S
Poland                        Nordson Polska Sp.z.o.o.
Portugal                      Nordson Portugal Equipamento Industrial, Lda.
Russia                        Nordson Deutschland GmbH -- Representative Office
Singapore                     Nordson S.E. Asia (Pte.) Ltd.
Spain                         Nordson Iberica, S.A.
Sweden                        Nordson AB
Switzerland                   Nordson (Schweiz) A.G.(3)
United Kingdom                Nordson (U.K.) Limited
United Kingdom                Nordson U.V. Limited.
US Virgin Islands             Nordson FSC, Inc.

        JURISDICTION
      OF INCORPORATION                                 NAME
      ----------------                                 ----
DOMESTIC:
California                    Asymptotic Technologies, Inc.(4)
California                    March Plasma Systems, Inc.
Connecticut                   Electrostatic Technology, Inc.
Florida                       March Plasma Systems, Inc.
Georgia                       J and M Laboratories
New Jersey                    Horizon Lamps, Inc.
Ohio                          MMR Funding I(5)
Ohio                          Nordson U.S. Trading Company
Ohio                          Nordson UV Inc.
Rhode Island                  Electron Fusion Devices, Inc.
Rhode Island                  EFD, International, Inc.(6)

OWNERSHIP LEGEND

(1) Owned by Electron Fusion Devices, Inc.

(2) Owned by Nordson Engineering GmbH and Nordson Corporation

(3) Owned by Nordson Benelux S.A./N.V.

(4) Doing business as Asymtek

(5) Owned by Nordson Corporation and J and M Laboratories

(6) Owned by Electron Fusion Devices, Inc.

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